SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  September 10, 1996



                             Aequitron Medical, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


        0-11571                                              41-1359703
(Commission File Number)                 (I.R.S. Employer Identification Number)


                             14800 28th Avenue North
                            Plymouth, Minnesota 55447
               (Address of Principal Executive Offices) (Zip Code)


                                  612-557-9200
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.           OTHER EVENTS.

         On September 10, 1996 Aequitron Medical, Inc. (the "Company") announced the proposed merger with Nellcor Puritan Bennett Incorporated and issued the following press release:

FOR IMMEDIATE RELEASE

Contact:          Dave Neuger               or           Bill Milne
                  Neuger Henry Bartkowski                Aequitron Medical, Inc.
                  612/344-1010 (Direct Dial)             612/557-9200
                  612/699-6730 (Home)

                  NELLCOR PURITAN BENNETT TO ACQUIRE AEQUITRON
                           IN $61 MILLION TRANSACTION

         Pleasanton, CA and Minneapolis, MN -- September 10, 1996 -- Nellcor Puritan Bennett Incorporated (Nasdaq: NELL) and Aequitron Medical, Inc. (Nasdaq:
AQTN) today announced that their boards of directors have approved a definitive agreement for Nellcor Puritan Bennett to acquire Aequitron in a stock-for-stock merger valued at approximately $61 million.

         Under the terms of the agreement,  Aequitron  stockholders will receive
0.432 of a share of Nellcor Puritan Bennett common stock for each outstanding share of Aequitron common stock, which is the equivalent of $10.75 a share based on the closing price on September 9, 1996. This exchange ratio is subject to adjustment based on the trading value of Nellcor Puritan Bennett common stock for the 10 day period ending on the 5th trading day prior to the special meeting of shareholders. The exchange ratio is fixed within a range between $23.14 and $26.61 per share for Nellcor Puritan Bennett common stock and is subject to a maximum 0.440. The acquisition is intended to qualify as a tax-free reorganization and a pooling-of-interests for tax and financial reporting purposes.

         Aequitron is a leading producer of medical electronic respiratory products for home health care and hospital use, and wheelchair lifts and automobile hand controls for people who face mobility challenges. The company was founded in 1980 and is headquartered in Minneapolis, MN. For the fiscal year ended April 30, 1996, Aequitron reported revenue of $38.5 million.

         "The acquisition of Aequitron is another excellent strategic fit for Nellcor Puritan Bennett," said C. Raymond Larkin, Jr., Nellcor Puritan Bennett's president and chief executive officer. "Aequitron's product line is complementary to our own and includes a line of compact, portable ventilators which fills an important gap in our ventilator product line. With the addition of what we believe are the leading portable ventilators in the market, Nellcor Puritan Bennett will have the broadest ventilator line in the industry. This acquisition is one more step in our strategy of providing the broadest offering of products for monitoring, diagnosing and treating the respiratory-impaired patient."

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




         This press release includes forward-looking statements which are subject to change. The acquisition is subject to several conditions, including approval by stockholders of Aequitron and requisite regulatory approvals. Additional information on factors that may affect the companies' businesses may be found in their respective annual reports on Form 10-K together with their recent respective quarterly reports on Form 10-Q.

         Nellcor Puritan Bennett Incorporated is the worldwide leader in providing products to monitor, diagnose and treat the respiratory-impaired patient across the continuum of care.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements:  None.

         (b)      Pro forma financial information:  None.

         (c)      Exhibits:  None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 12, 1996

                                            AEQUITRON MEDICAL, INC.



                                            By /s/ James B. Hickey, Jr.
                                            James B. Hickey, Jr., President and
                                            Chief Executive Officer




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